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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               _________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):                 JUNE 14, 1995


                                     RALPHS
                                GROCERY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
           DELAWARE                    33-31152              95-4356030
(STATE OR OTHER JURISDICTION OF      (COMMISSION         (I.R.S. EMPLOYER
        INCORPORATION)               FILE NUMBER)     IDENTIFICATION NUMBER)


     1100 WEST ARTESIA BOULEVARD
         COMPTON, CALIFORNIA                                   90220
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)
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              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (310) 884-6000


                         FOOD 4 LESS SUPERMARKETS, INC.
                           777 SOUTH HARBOR BOULEVARD
                           LA HABRA, CALIFORNIA 90631
                        (FORMER NAME OR FORMER ADDRESS,
                         IF CHANGED SINCE LAST REPORT)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

                 On September 14, 1994, Food 4 Less, Inc., a Delaware corporation, Food 4 Less Holdings, Inc., a California corporation, Food 4 Less Supermarkets, Inc., a Delaware corporation ("F4L Supermarkets"), Ralphs Supermarkets, Inc., a Delaware corporation ("Ralphs"), and the stockholders of Ralphs, including The Edward J. DeBartolo Corporation, Bank of Montreal, Banque Paribas, Camdev Properties, Inc. and Federated Department Stores, Inc. (collectively, the "Selling Stockholders") entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 dated as of January 12, 1995, Amendment No. 2 dated as of February 24, 1995, Amendment No. 3 dated as of April 26, 1995 and Amendment No. 4 dated as of June 14, 1995 (collectively, the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, on June 14, 1995, F4L Supermarkets merged with and into Ralphs (the "Merger") and Ralphs survived the Merger and thereby became a wholly-owned subsidiary of Food 4 Less Holdings, Inc., a Delaware corporation ("Holdings"). Immediately following the Merger, Ralphs Grocery Company ("RGC"), a wholly-owned subsidiary of Ralphs, merged into Ralphs and Ralphs survived and changed its name to Ralphs Grocery Company (the "Company").

                 The purchase price for Ralphs was approximately $1.5 billion, including the assumption of debt. The consideration payable by Holdings to the Selling Stockholders consisted of $375 million in cash, $131.5 million principal amount of 13-5/8% Senior Subordinated Pay-in- Kind Debentures due 2007 of Holdings and $18.5 million initial accreted value of 13-5/8% Senior Discount Debentures due 2005 of Holdings (the "Discount Debentures"). The foregoing summary of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

                 The financing required to complete the Merger included (i) the issuance of preferred stock by Holdings for cash proceeds of $140 million to a group of investors led by Apollo Advisors, L.P, (ii) borrowings of approximately $612 million under a new credit facility by and among the Company, Holdings, as guarantor, and a syndicate of banks led by Bankers Trust Company, (iii) the issuance by F4L Supermarkets of $350 million principal amount of 10.45% Senior Notes due 2004 and $100 million principal amount of 11% Senior Subordinated Notes due 2005 pursuant to a public offering, (iv) the placement by Holdings of a total of $100 initial accreted value of the Discount Debentures, which includes the $18.5 million of initial accreted value Discount Debentures issued to the Selling Stockholders, and (v) exchange offers by F4L Supermarkets with respect to outstanding debt securities of F4L Supermarkets and RGC.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired. As permitted by General Instruction B.3, the information required by this Item has been omitted as it has been previously reported.

(b) Pro forma financial information. As permitted by General Instruction B.3, the information required by this Item has been omitted as it has been previously reported.

(c)       Exhibits.

          4.1 Amendment No. 4 dated as of June 14, 1995 to the Agreement and Plan of Merger dated as of September 12, 1994 by and among Food 4 Less, Inc., Food 4 Less Holdings, Inc., Food 4 Less Supermarkets, Inc., Ralphs Supermarkets, Inc. and the stockholders of Ralphs Supermarkets, Inc. (incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K of Food 4 Less Holdings, Inc. dated June 14, 1995, File No. 33-59212).


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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 28, 1995                  RALPHS GROCERY COMPANY


                                                /s/ Jan Charles Gray
                                       --------------------------------------
                                       Jan Charles Gray
                                       Senior Vice President, General Counsel
                                       and Secretary





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                                 EXHIBIT INDEX


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
Exhibit
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
4.1       Amendment No. 4 dated as of June 14, 1995 to the Agreement and Plan of Merger dated as of September 12, 1994 by and among Food 4 Less, Inc., Food 4 Less Holdings, Inc., Food 4 Less Supermarkets, Inc., Ralphs Supermarkets, Inc. and the
          stockholders of Ralphs Supermarkets, Inc. (incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K of Food 4 Less Holdings, Inc. dated June 14, 1995, File No.
          33-59212).
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